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                                                                    EXHIBIT 32.1

                           ONYX PHARMACEUTICALS, INC.

                                  CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Hollings C. Renton, Chairman of the Board, President and Chief Executive Officer of Onyx Pharmaceuticals, Inc. (the "Company"), hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2004, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: August 9, 2004

                                    /s/ Hollings C. Renton
                                    ------------------------
                                     Hollings C. Renton
                                     Chairman of the Board,
                                     President and Chief Executive Officer
                                     (Principal Executive and Financial Officer)

--------------------------------

A signed original of this written statement required by Rule 13(a)-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350) has been provided to Onyx Pharmaceuticals, Inc. and will be retained by Onyx Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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